Filed under Rule 424 (b)(2), Registration Statement No. 333-134738,
    333-134738-01, 333-134738-02, 333-134738-03, 333-134738-04 and 333-134738-05

               Pricing Supplement No. 37 - dated March 02, 2007
                                       (To prospectus dated June 5, 2006 and
                                   prospectus supplement dated June 15, 2006)

The Bank of New York Company, Inc. [LOGO]

The Bank of New York Company, Inc.
$1,000,000,000
The Bank of New York Company, Inc. CoreNotes(Registered Service Mark)

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1LJ0    $2,019,000     100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.70%       Semiannual     03/15/2022      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes, Series I
Interest Payment Dates:  The 15th day of March and September of each year commencing 09/15/2007.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 03/15/2010 and each Interest Payment
                         Date thereafter, at a price equal to 100% on 30
                         calendar days notice.
=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1LK7   $4,262,000    100%          2.50%        97.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.75%      Semiannual      03/15/2032      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes, Series I
Interest Payment Dates:  The 15th day of March and September of each year commencing 09/15/2007.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Company, Inc. on 03/15/2012 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

-----------------------------------------------------------------

The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

Trade Date:  03/02/2007
Issue Date:  03/07/2007
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

The defeasance and covenant defeasance provisions of the Senior Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities-Legal Defeasance and Covenant Defeasance" in the Prospectus will apply to the Senior and Senior Subordinated Notes respectively.

(1) Expressed as a percentage of the aggregate principal amount

"CoreNotes(Registered Service Mark)" is a registered service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================